EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2017

NEW YORK, Nov. 30, 2017 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2017.

HIGHLIGHTS
Quarter ended September 30, 2017
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$710.5
Net assets	$457.9
Net asset value per share	$14.10
Credit Facility	$256.9

Yield on debt investments at quarter-end	8.0%

Operating Results:	Quarter Ended September 30, 2017	Year Ended September 30, 2017
Net investment income	$10.4	$33.4
Net investment income per share	$0.32	$1.10
Distributions declared per share	$0.285	$1.14

Portfolio Activity:
Purchases of investments	$101.1	$508.9
Sales and repayments of investments	$91.7	$406.5

Number of new portfolio companies invested	4	29
Number of existing portfolio companies invested	12	49
Number of ending portfolio companies	82	82

CONFERENCE CALL AT 10:00 A.M. ET ON DECEMBER 1, 2017

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Friday, December 1, 2017 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (844) 455-1364 approximately 5-10 minutes prior to the call. International callers should dial (509) 844-0156. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through December 15, 2017 by calling toll-free (855) 859-2056. International callers please dial (404) 537-3406. For all phone replays, please reference conference ID #99337854.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2017, our portfolio totaled $710.5 million and consisted of $609.7 million of first lien secured debt, $37.8 million of second lien secured debt, $37.5 million of subordinated debt (including $30.1 million in PennantPark Senior Secured Loan Fund I LLC, or PSSL) and $25.5 million of preferred and common equity (including $13.4 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments (including 7% where London Interbank Offered Rate, or LIBOR, was below the floor) and 1% fixed-rate investments. As of September 30, 2017, we had one company on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $2.0 million. Our overall portfolio consisted of 82 companies with an average investment size of $8.7 million, had a weighted average yield on debt investments of 8.0%, and was invested 86% in first lien secured debt, 5% in second lien secured debt, 5% in subordinated debt (including 4% in PSSL) and 4% in preferred and common equity (including 2% in PSSL). As of September 30, 2017, all of the investments held in PSSL were first lien secured debt.

As of September 30, 2016, our portfolio totaled $598.9 million and consisted of $548.4 million of first lien secured debt, $36.6 million of second lien secured debt, $3.2 million of subordinated debt and $10.7 million of preferred and common equity. Our debt portfolio consisted of 99% variable-rate investments (including 94% where LIBOR was below the floor) and 1% fixed-rate investments. As of September 30, 2016, we had one company on non-accrual, representing 0.2% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $1.0 million. Our overall portfolio consisted of 98 companies with an average investment size of $6.1 million, had a weighted average yield on debt investments of 7.8%, and was invested 92% in first lien secured debt, 6% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

For the three months ended September 30, 2017, we invested $101.1 million in four new and 12 existing portfolio companies with a weighted average yield on debt investments of 7.2%. Sales and repayments of investments for the three months ended September 30, 2017 totaled $91.7 million. This compares to the three months ended September 30, 2016, in which we invested $106.8 million in 11 new and six existing portfolio companies with a weighted average yield on debt investments of 7.0%. Sales and repayments of investments for the same period totaled $67.1 million.

For the fiscal year ended September 30, 2017, we invested $508.9 million in 29 new and 49 existing portfolio companies with a weighted average yield on debt investments of 7.7%. Sales and repayments of investments for the year ended September 30, 2017 totaled $406.5 million. This compares to the fiscal year ended September 30, 2016, in which we invested $364.4 million in 37 new and 25 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the same period totaled $164.2 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods and fiscal years ended September 30, 2017 and 2016.

Investment Income

Investment income for the three months ended September 30, 2017 and 2016 was $18.5 million (including $4.6 million from a litigation settlement related to a former portfolio company of MCG Capital Corporation, which is not expected to be recurring) and $15.4 million (including $3.3 million from such litigation settlement, which is not expected to be recurring), respectively, and was attributable to $12.8 million and $7.1 million from first lien secured debt, $0.8 million and $1.6 million from second lien secured debt and $0.3 million and $3.4 million from subordinated debt.

Investment income for the fiscal years ended September 30, 2017 and 2016 was $59.5 million (including $4.6 million from such litigation settlement, which is not expected to be recurring) and $46.3 million (including $3.3 million from such litigation settlement, which is not expected to be recurring), respectively, and was attributable to $50.0 million and $33.1 million from first lien secured debt, $4.0 million and $6.1 million from second lien secured debt and $0.9 million and $3.8 million from subordinated debt, respectively. The increase in investment income over the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended September 30, 2017 and 2016 totaled $8.0 million and $7.2 million, respectively. Base management fee for the same periods totaled $1.8 million and $1.5 million, incentive fee totaled $2.8 million (including $(0.1) million on realized gains and $0.3 million on net unrealized gains accrued but not payable) and $3.4 million, our multi-currency, senior secured revolving credit facility, or the Credit Facility, expenses totaled $2.1 million and $1.6 million, general and administrative expenses totaled $1.2 million and $0.7 million and excise taxes were $0.1 million and zero, respectively.

Expenses for the fiscal years ended September 30, 2017 and 2016 totaled $26.1 million and $19.0 million, respectively. Base management fee for the same periods totaled $6.9 million and $5.0 million, incentive fee totaled $6.2 million (including $0.1 million on realized gains and $1.2 million on net unrealized gains accrued but not payable) and $4.8 million, Credit Facility expenses totaled $8.5 million (including $0.1 million of Credit Facility amendment expenses) and $5.8 million (including $0.9 million of Credit Facility amendment expenses), general and administrative expenses totaled $4.2 million and $3.4 million and excise taxes were $0.3 million and zero, respectively. The increase in expenses over the prior year was primarily due to increases in base management and incentive fees as a result from the growth of our portfolio.

Net Investment Income

Net investment income totaled $10.4 million and $8.2 million, or $0.32 and $0.31 per share, for the three months ended September 30, 2017 and 2016, respectively.

Net investment income totaled $33.4 million and $27.3 million, or $1.10 and $1.02 per share, for the fiscal years ended September 30, 2017 and 2016, respectively. The increase in net investment income compared to the prior year was primarily due to the growth of our portfolio.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2017 and 2016 totaled $91.7 million and $67.1 million, respectively. Net realized gains totaled $0.4 million and $0.6 million for the same periods, respectively.

Sales and repayments of investments for the fiscal years ended September 30, 2017 and 2016 totaled $406.5 million and $164.2 million, respectively, and net realized gains (losses) totaled $5.4 million and $(1.4) million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended September 30, 2017 and 2016, we reported unrealized appreciation on investments of $0.6 million and $7.1 million, respectively. Net change in unrealized appreciation on our Credit Facility totaled $0.6 million and less than $0.1 million, respectively, for the same periods.

For the fiscal years ended September 30, 2017 and 2016, we reported unrealized appreciation on investments of $1.1 million and $7.0 million, respectively. As of September 30, 2017 and 2016, net unrealized appreciation on investments totaled $2.0 million and $1.0 million, respectively. The net change in unrealized appreciation on our investments compared to the prior year was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments sold.

For the fiscal years ended September 30, 2017 and 2016, our Credit Facility had a change in unrealized (appreciation) depreciation of $(3.6) million and $0.5 million, respectively. As of September 30, 2017 and 2016, net unrealized (appreciation) depreciation on our Credit Facility totaled $(3.1) million and $0.5 million, respectively. The change compared to the prior year was due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $10.9 million and $15.9 million, or $0.33 and $0.59 per share, for the three months ended September 30, 2017 and 2016, respectively.

Net change in net assets resulting from operations totaled $36.3 million and $33.5 million, or $1.20 and $1.25 per share, for the fiscal years ended September 30, 2017 and 2016, respectively. The dollar increase in the net change in net assets from operations compared to the prior year reflects the change in portfolio investment valuation during the reporting period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2017 and 2016, we had $253.8 million and $232.9 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 3.18% and 2.57%, exclusive of the fee on undrawn commitments as of September 30, 2017 and 2016, respectively. The annualized weighted average cost of debt for the fiscal years ended September 30, 2017 and 2016, inclusive of the fee on the undrawn commitment of 0.375% on the Credit Facility and amendment costs, was 3.14% and 4.16%, respectively.

As of September 30, 2017 and 2016, we had $121.2 million and $117.1 million of unused borrowing capacity under our Credit Facility, respectively, subject to regulatory restrictions.

On September 30, 2017 and 2016, we had cash equivalents of $18.9 million and $28.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $76.7 million for the year ended September 30, 2017, and our financing activities provided cash of $67.1 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from our February 2017 equity offering and net borrowings under the Credit Facility.

Our operating activities used cash of $165.5 million for the year ended September 30, 2016, and our financing activities provided cash of $172.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

DISTRIBUTIONS

During the years ended September 30, 2017 and 2016, we declared distributions of $1.14 and $1.14 per share, respectively, for total distributions of $34.8 million and $30.5 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

Subsequent to September 30, 2017, we completed a follow-on public offering of approximately 6.3 million shares of common stock at a public offering price of $14.15 per share resulting in net proceeds of approximately $88.0 million. The Investment Adviser paid approximately $2.1 million as a portion of the sales load payable to the underwriters. We are not obligated to repay the sales load paid by our Investment Adviser.

On November 9, 2017, we entered into an amendment to our Credit Facility to, among other things, (i) increase the size of the Credit Facility from $375 million to $380 million, (ii) extend the reinvestment period to November 9, 2020 and (iii) extend the maturity date to November 9, 2022. The interest rate of LIBOR plus 200 basis points remains unchanged.

On November 28, 2017, we priced an offering of $138.6 million of our 3.83% Series A Notes, or the 2023 Notes. The principal on the 2023 Notes will be payable in four annual installments as follows: 15% of the original principal amount on December 15, 2020, 15% of the original principal amount on December 15, 2021, 15% of the original principal amount on December 15, 2022 and 55% on December 15, 2023. The 2023 Notes are general, unsecured obligations and rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The 2023 Notes are listed on the Tel Aviv Stock Exchange, or TASE. In connection with this offering, we have dual listed our common stock on TASE.

On November 22, 2017, we terminated our dividend reinvestment plan. The termination of the plan will apply to the reinvestment of cash distributions paid on or after December 22, 2017.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2017	September 30, 2016
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$665,514,821 and $597,910,267, respectively)	$666,973,639	$598,887,525
Controlled, affiliated investments (cost—$43,000,000 and $0, respectively)	43,525,143	—
Total of investments (cost—$708,514,821 and $597,910,267, respectively)	710,498,782	598,887,525
Cash and cash equivalents (cost—$18,847,673 and $28,903,359, respectively)	18,910,756	28,910,973
Interest receivable	2,520,506	2,480,406
Receivable for investments sold	14,185,850	—
Prepaid expenses and other assets	1,229,505	1,141,191
Total assets	747,345,399	631,420,095
Liabilities
Distributions payable	3,085,607	2,539,357
Payable for investments purchased	21,730,512	14,935,970
Credit Facility payable (cost—$253,783,301 and $232,907,500, respectively)	256,858,457	232,389,498
Interest payable on Credit Facility	693,787	531,926
Base management fee payable	1,784,806	1,458,625
Performance-based incentive fee payable	5,061,217	3,454,914
Accrued other expenses	224,739	202,977
Total liabilities	289,439,125	255,513,267
Commitments and contingencies	—	—
Net assets
Common stock, 32,480,074 and 26,730,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	32,480	26,730
Paid-in capital in excess of par value	451,448,872	371,194,366
Undistributed net investment income	3,163,645	4,559,646
Accumulated net realized gain (loss) on investments	4,289,389	(1,376,788)
Net unrealized appreciation on investments	2,047,044	984,872
Net unrealized (appreciation) depreciation on Credit Facility	(3,075,156)	518,002
Total net assets	$457,906,274	$375,906,828
Total liabilities and net assets	$747,345,399	$631,420,095
Net asset value per share	$14.10	$14.06

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	Years Ended September 30,
	2017	2016
Investment income:
From non-controlled, non-affiliated investments:
Interest	$52,772,368	$40,561,694
Other income	1,660,371	2,334,330
Settlement proceeds	4,551,485	3,299,764
From controlled, affiliated investments:
Interest	512,610	105,502
Total investment income	59,496,834	46,301,290
Expenses:
Base management fee	6,902,645	5,015,077
Performance-based incentive fee	6,217,210	4,791,574
Interest and expenses on the Credit Facility	8,338,880	4,923,219
Administrative services expenses	2,245,000	1,148,281
Other general and administrative expenses	1,935,000	2,179,257
Expenses before provision for taxes and amendment costs	25,638,735	18,057,408
Provision for taxes	300,000	—
Credit Facility amendment costs	112,736	907,722
Total expenses	26,051,471	18,965,130
Net investment income	33,445,363	27,336,160
Realized and unrealized gain (loss) on investments and Credit Facility:
Net realized gain (loss) on investments	5,410,903	(1,376,788)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	537,029	7,011,289
Controlled, affiliated investments	525,143	—
Credit Facility (appreciation) depreciation	(3,593,158)	518,002
Net change in unrealized (depreciation) appreciation on investments and Credit Facility	(2,530,986)	7,529,291
Net realized and unrealized gain (loss) from investments and Credit Facility	2,879,917	6,152,503
Net increase in net assets resulting from operations	$36,325,280	$33,488,663
Net increase in net assets resulting from operations per common share	$1.20	$1.25
Net investment income per common share	$1.10	$1.02

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com